AMENDED AND RESTATED
                                   SCHEDULE A
                                       TO
                         INVESTMENT ADVISORY AGREEMENT
                               DATED JULY 1, 2005
                                    BETWEEN
                                 WT MUTUAL FUND
                                      AND
                      RODNEY SQUARE MANAGEMENT CORPORATION

                            Funds of WT Mutual Fund
                            -----------------------

                       Wilmington Prime Money Market Fund
                    Wilmington Tax-Exempt Money Market Fund
                  Wilmington U.S. Government Money Market Fund
                       Wilmington Broad Market Bond Fund
                         Wilmington Municipal Bond Fund
                 Wilmington Short/ Intermediate-Term Bond Fund
                  Wilmington Multi-Manager International Fund
                    Wilmington Multi-Manager Real Asset Fund
                       Wilmington Large-Cap Strategy Fund
                       Wilmington Small-Cap Strategy Fund
                  Wilmington Aggressive Asset Allocation Fund
                 Wilmington Conservative Asset Allocation Fund


                                                      WT MUTUAL FUND

                                                      By: /s/ John J. Kelley
                                                      Name: John J. Kelley
                                                      Title: President

                                                      RODNEY SQUARE MANAGEMENT
                                                      CORPORATION

                                                       By: /s/ John C. McDonnell
                                                       Name: John C. McDonnell
                                                       Title: Vice President

Dated: August 25, 2010

                              AMENDED AND RESTATED
                                   SCHEDULE B
                                       TO
                         INVESTMENT ADVISORY AGREEMENT
                               DATED JULY 1, 2005
                                    BETWEEN
                                 WT MUTUAL FUND
                                      AND
                      RODNEY SQUARE MANAGEMENT CORPORATION

                        Investment Advisory Fee Schedule
                        --------------------------------

                                       Annual Fee as a Percentage
Fund                                   of Average Daily Net Assets ("Assets")
-----------------------------          ---------------------------------------------
Wilmington Prime Money Market          0.37% of the first $1 billion in Assets;
                                       0.33% of the next $500 million in Assets;
                                       0.30% of the next $500 million in Assets; and
                                       0.27% of Assets over $2 billion

Wilmington Tax-Exempt                  0.37% of the first $1 billion in assets;
                                       0.33% of the next $500 million in assets;
                                       0.30% of the next $500 million in assets; and
                                       0.27% of assets over $2 billion

Wilmington U.S. Government             0.37% of the first $1 billion in Assets;
                                       0.33% of the next $500 million in Assets;
                                       0.30% of the next $500 million in Assets; and
                                       0.27% of Assets over $2 billion

Wilmington Broad Market Bond           0.35% of the first $1 billion in Assets;
                                       0.30% of the next $1 billion in Assets; and
                                       0.25% of Assets over $2 billion

Wilmington Municipal Bond              0.35% of the first $1 billion in Assets;
                                       0.30% of the next $1 billion in Assets; and
                                       0.25% of Assets over $2 billion

Wilmington Short/ Intermediate-Term    0.35% of the first $1 billion in of Assets;
Bond                                   0.30% of the next $1 billion in Assets;
                                       0.25% of Assets over $2 billion
Wilmington Multi-Manager
 International                         0.35% of Assets

                                    Annual Fee as a Percentage
Fund                                of Average Daily Net Assets ("Assets")
--------------------------          ----------------------------------------------------
Wilmington Multi-Manager
 Real Asset                         0.35% on Assets; except those Assets allocated to
                                    the inflation-protected debt securities ("TIPS")
                                    strategy or the Enhanced Cash Strategy.
                                    For assets allocated to the TIPS strategy: 0.42% of
                                    the first $25 million in Assets allocated to the TIPS
                                    strategy; 0.39% of the next $25 million in Assets
                                    allocated to the TIPS strategy; and 0.37% of Assets
                                    over $50 million.

                                    For assets allocated to the Enhanced Cash Strategy:
                                    0.43% of Assets allocated to the Enhanced Cash
                                    Strategy.
Wilmington Large-Cap Strategy       0.35% of Assets
Wilmington Small-Cap Strategy       0.35% of Assets

                                                      WT MUTUAL FUND

                                                      By: /s/ John J. Kelley
                                                      Name: John J. Kelley
                                                      Title: President

                                                      RODNEY SQUARE MANAGEMENT
                                                      CORPORATION

                                                       By: /s/ John C. McDonnell
                                                       Name: John C. McDonnell
                                                       Title: Vice President

Dated: August 25, 2010